                                                                    EXHIBIT 23.7

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of our report dated February 26, 2001, on the financial statements of Novazyme Pharmaceuticals, Inc. as of December 31, 2001 and for the year ended December 31, 2000 and for the period from inception (April 16, 1999) to December 31, 1999 and 2000, included in the Form 8-K of Genzyme Corporation dated September 7, 2001.

/s/ Arthur Andersen LLP

Oklahoma City, Oklahoma,
   January 14, 2002